Exhibit 23-2

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 333-49887, 33-54935, 33-59152) of PECO Energy Company and Subsidiary Companies of our report dated January 30, 2001, except for Note 22 PETT Refinancing for which the date is March 1, 2001, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 2, 2001